CYLINK CORPORATION

                        CYLINK/ARL 1997 STOCK OPTION PLAN

1. Establishment, Purpose, and Definitions.

         a. There is hereby adopted the Cylink/ARL 1997 Stock Option Plan (the "Plan") of Cylink Corporation (the "Company").

         b. The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire shares of the Company's Common Stock, $.01 par value per share (the "Stock"). The Plan provides employees, independent contractors, and consultants of Algorithmic Research Ltd., a company organized and existing under the laws of the State of Israel ("ARL"), and of its subsidiaries, whether currently existing or which become such after adoption of the Plan, but excluding any such person who is also an executive officer of the Company or member of the Board of Directors of the Company, an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422 or 423 of the Internal Revenue Code of 1986, as amended (the "Code") (referred to as "nonqualified stock options").

         c. The term "Affiliates" as used in the Plan means parent and subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting the "Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

2. Administration of the Plan.

         a. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

         b. Subject to Section 1(b) above, the Committee shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares of Stock subject to such options.

         c. The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect an optionee's rights under an outstanding option shall not be made without the optionee's written consent. The Committee may, with the


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optionee's  written consent,  cancel any outstanding  stock option or accept any outstanding stock option in exchange for a new option.

         d. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

3. Stock Subject to the Plan.

         a. An aggregate of 410,000 shares of Stock shall be available for the grant of stock options and the issuance of Stock under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the optionee and will thereafter not be available under the Plan.

         b. If there is any change in the Stock subject to either the Plan or an option agreement pursuant to the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind of shares, and price per share subject to either the Plan or an option agreement.

4. Eligible Individuals.

         Individuals who shall be eligible to have granted to them the options provided for by the Plan shall be such employees, independent contractors and consultants of ARL and of its subsidiaries, but excluding executive officers and directors of the Company, whether currently existing or which become such after adoption of the Plan as the Committee, in its discretion, shall designate from time to time. If an eligible individual is granted an option under this Plan, and later is transferred to the Company or an Affiliate of the Company, such individual shall continue to be eligible to participate under the Plan to the extent of such previously granted options.

                                       2.

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5. The Option Price.

         The purchase price of the Stock covered by each nonqualified stock option shall be the price as established by the Board or the Committee, as applicable. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.

6. Terms and Conditions of Options.

         a. Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

         b. The Committee shall determine the term of each option granted under the Plan; provided, however, that the terms of all options granted under the Plan shall not be for more than ten (10) years.

         c. An optionee's stock option agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

7. Use of Proceeds.

         Cash proceeds realized from the issuance of Stock under the Plan shall constitute general funds of the Company.

8. Amendment, Suspension, or Termination of the Plan.

         a. The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law.

         b. No option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan.

9. Assignability.

         Unless otherwise provided in a specific option agreement, each option granted pursuant to this Plan shall, during an optionee's lifetime, be exercisable only by such optionee, and neither the option nor any right hereunder shall be transferable by such optionee by operation of law or otherwise other than by will or the laws of descent and distribution.

                                       3.

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10. Payment Upon Exercise of Options.

         Payment of the purchase price of Stock to be received upon exercise of any option granted under this Plan shall be made in cash or in such other manner as the Committee may approve.

                                       4.

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                               CYLINK CORPORATION

                 CYLINK/ARL 1997 NONQUALIFIED STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made as of September 8, 1997, between CYLINK CORPORATION, a California corporation (the "Company"), and A ("Optionee").


                                   WITNESSETH:

         WHEREAS, the Company has adopted the Cylink/ARL 1997 Stock Option Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part hereof; and

         WHEREAS, the Company regards Optionee as a valuable employee or director of, or service provider to, Algorithmic Research Ltd., a company organized and existing under the laws of the state of Israel ("ARL"), or one of ARL's subsidiaries, and has determined that it would be to the advantage and in the interests of the Company and its shareholders to grant the option provided for in this Agreement to Optionee;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

1. Option Grant.

         The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of <<B>> shares of the Company's Common Stock, $0.01 par value per share (the "Stock"). This option is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and is not intended to qualify as an incentive stock option.

2. Option Price.

         The per share purchase price of the Stock subject to this option shall be U.S.$0.01. The term "Option Price" as used in this Agreement refers to the per share purchase price of the Stock subject to this option.

3. Option Period.

         This option shall be exercisable only during the Option Period (as defined below), and during such Option Period, the exercisability of this option shall be subject to the vesting provisions


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of paragraph 4 hereof.  The "Option  Period" shall commence on September 8, 1997 and shall terminate on September 8, 2007 (the "Termination Date").

4. Vesting of Right to Exercise Options.

         The Optionee shall have the right to exercise this option in accordance with the following schedule:

                  Exercisable as of March 1, 1998:       C
                  Exercisable as of September 1, 1998:   D
                  Exercisable as of September 1, 1999:   E

         Any portion of this option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. In no event shall the Company be required to issue fractional shares. In lieu of any fractional share otherwise required to be issued upon exercise of this option, the fraction of a share shall be rounded up to the nearest whole share.

         Notwithstanding anything to the contrary contained in this Agreement, the entire unvested portion of this option shall become immediately exercisable upon the first to occur of any of the following events: (a) the date of commencement of a tender or exchange offer relating to at least 50% of the outstanding shares of Stock; (b) the date on which a Change in Control of the Company occurs; (c) the date on which a Change in Control of ARL occurs; (d) the date of execution of any binding letter of intent, contract, agreement or understanding contemplating or otherwise relating to an event of the type referred to in clause "(b)" of this sentence; (e) the date of occurrence of any material breach or default by the Company with respect to any of its obligations under Article 5 of that certain Option Grant Agreement of even date herewith between the Company and Optionee, which breach or default is not cured within twenty (20) days after notice thereof is given to the Company; or (f) the date on which Optionee shall die or become disabled.

         For purposes of this Agreement, the following terms shall have the following respective meanings:

                  A "Change in Control of the Company" shall be deemed to have occurred if: (a) any person or entity (other than Pittway Corporation) or "group" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of at least 50% of the voting securities of the Company; (b) a merger, consolidation or similar transaction involving the Company or any affiliate of the Company is effected, and the shareholders of the Company immediately prior to such transaction own less than 60% of the voting securities of the surviving corporation in such transaction;
(c) assets representing more than 50% of the aggregate net book value of the Company's assets (exclusive of its wireless communications division) are sold or otherwise transferred to any person (or persons) or entity (or entities) (in a single transaction or a series of transactions); or (d) the individuals who, as of the date of this Agreement, are members of

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the Board of  Directors  of the Company (the  "Incumbent  Board")  cease for any reason to constitute at least two-thirds of the Board of Directors of the Company (provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board).

                  A "Change in Control of ARL" shall be deemed to have occurred if: (a) a person or entity (other than the Company) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of at least 50% of the voting securities of ARL (other than in connection with a Change in Control of the Company); (b) ARL ceases to own more than 50% of the outstanding shares of ARL; or (c) assets representing more than 50% of the aggregate net book value of ARL's assets are sold or otherwise transferred to any person (or persons) or entity (or entities) (in a single transaction or a series of transactions).

5. Method of Exercise.

         Optionee may exercise this option with respect to all or any part of the shares of Stock then subject to such exercise by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which this option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: cash, a certified check, bank draft or postal or express money order payable to the order of the Company in lawful money of the United States. As soon as practicable after receipt of the notice required in this paragraph 5, the Company shall, without transfer or issue tax and without other incidental expense to Optionee, issue in the name of Optionee, and deliver to Optionee, a certificate or certificates of such shares of Stock.

6. Corporate Transactions.

         (a) If there should be any change in a class of stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such stock subject to this option and in the per share purchase price thereof. Any adjustment made pursuant to this paragraph 6 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of such stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such stock equal to the number of shares subject to this option.

         (b) For purposes of this paragraph 6, a "Corporate Transaction" shall include any of the following shareholder-approved transactions to which the Company is a party:

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

                  (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

                  (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a holder or holders different from those who held such securities immediately prior to such merger.

         In the event of any Corporate Transaction, this option shall be assumed in full by the successor corporation or its parent company, or substitute options shall be issued to Optionee, in either case having substantially equivalent provisions as the option granted pursuant to this Agreement (except that (i) following such Corporate Transaction, this option shall be exercisable only for the securities or other property issued or paid in such Corporate Transaction to holders of an equal number of shares of Stock as are then subject to this option, and (ii) if such Corporate Transaction constitutes a "Change in Control of the Company" (as defined above), this option shall become immediately exercisable on the date on which such Corporate Transaction occurs).

7. Limitations on Transfer.

         This option shall, during Optionee's lifetime, be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

8. No Shareholder Rights.

         Neither Optionee nor any person entitled to exercise Optionee's rights in the event of his death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this option except to the extent such shares shall have been issued upon the exercise of this option.

9. No Effect On Terms Of Employment.

         SUBJECT TO THE TERMS OF ANY WRITTEN EMPLOYMENT CONTRACT TO THE CONTRARY, ANY MEMBER OF THE CYLINK/ARL GROUP WHICH EMPLOYS OPTIONEE SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

10. Notice.

         Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the Office of the Company at 910 Hermosa Court, Sunnyvale, California 94086, USA, and any notice to be given to Optionee shall be addressed to Optionee at the address given by Optionee beneath Optionee's signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given (a) when delivered in person, (b) three business days after delivery to an "overnight" courier, or (c) 24 hours after delivery by facsimile transmission (if receipt of such facsimile is evidenced by a transmission report or other reasonable evidence of the successful and accurate transmission of such notice or communication).

11. Committee Decisions Conclusive.

         All decisions of the Board of Directors of the Company of a Committee designated by it upon any question arising under the Plan or under this Agreement shall be conclusive.

12. Successors.

         This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context requires, "Optionee" as used in this Agreement shall include Optionee's spouse, executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

13. Governing Law; Venue.

         The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California. Any dispute arising out of or relating to this Agreement shall be resolved through binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The venue for such arbitration proceedings shall be in London, England. The resolution of a dispute by the arbitrator shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof. The arbitrator shall have the authority to make an award of actual compensatory damages incurred by a party in connection with a dispute, but shall have no right to grant special, punitive or exemplary damages or indirect or consequential damages or to grant any form of equitable relief (except that the arbitrator may, as part of his award, require the Company to perform its obligations under this Agreement).

         IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the day and year first above written.


                                 THE COMPANY:

                                 CYLINK CORPORATION


                                 By ____________________________________________
                                 Its ___________________________________________


                                 OPTIONEE


                                 _______________________________________________
                                 A


                                 Address:


                                 _______________________________________________

                                 _______________________________________________

                                 _______________________________________________

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